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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), dated December 19, 2002 (the "Closing Date"), is made by STERLING CHEMICALS, INC., a Delaware corporation, STERLING CHEMICALS ENERGY, INC., a Delaware corporation (individually referred to as an "Assignor", and collectively referred to as the "Assignors"), NATIONAL CITY BANK, as collateral agent (the "Collateral Agent") and NATIONAL CITY BANK, as indenture trustee (the "Trustee") for the benefit of the holders (the "Holders") of the Senior Secured Notes due 2007 of Sterling Chemicals, Inc.

                              W I T N E S S E T H:

         WHEREAS, the Assignors and the Trustee, as trustee, have entered into that certain indenture, dated December 19, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Sterling Chemicals, Inc. issued $94,275,000 in the aggregate principal amount of Senior Secured Notes due 2007 (together with any notes issued pursuant to such indenture in lieu of payment of interest in cash and any notes issued in replacement thereof or in exchange or substitution therefor the "Notes").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Trustee, for the benefit of the Holders, to enter into the Indenture, each Assignor jointly and severally agrees, for the benefit of each Holder, as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Actionable Default" means any Event of Default under and as defined in the Indenture.

         "Agreement" is defined in the preamble.

         "Assignors" is defined in the preamble.

         "Certain Permitted Liens" means the Liens described in clauses 4, 5, 6, 13, 14, 18, 19, 20 and 22 of the definition of Permitted Liens.

         "Closing Date" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Company" means Sterling Chemicals, Inc., and any and all successors thereto.

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         "Equipment" has the meaning as defined in Section 9-109 of the U.C.C.

         "Holders" is defined in the preamble.

         "Indenture" is defined in the recital.

         "Intercreditor Agreement" means the Intercreditor Agreement, dated the date hereof, between the Trustee and The CIT Group/Business Credit, Inc., as such agreement may be amended, modified or supplemented from time to time.

         "Issue Date" is defined in the Indenture.

         "Material Contracts" means all contracts for the receipt by such Assignor of services or supplies, but excluding contracts that give rise to the payment of money to such Assignor.

         "Material Patents" means all of Assignors right, title and interest in and to all patentable inventions, letters patent, and applications for letters patent that are necessary or appropriate for the continued operation of the plants located at the Real Property.

         "Material Trade Secrets" means all of Assignor's right, title and interest in and to all common law and statutory trade secrets and all other confidential or proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of any Assignor (all of the foregoing being collectively called a "Trade Secret") that are necessary or appropriate for the continued operation of the plants located at the Real Property, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

         "Notes" is defined in the recital.

         "Notice of Actionable Default" means a notice by the Trustee delivered to the Collateral Agent, stating that an Actionable Default has occurred. A Notice of Actionable Default shall be deemed to have been given when the notice referred to in the preceding sentence has actually been received by the Collateral Agent and to have been rescinded when the Collateral Agent has actually received from the notifying party a notice withdrawing such Notice. A Notice of Actionable Default shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

         "Obligations" means (a) the due and punctual payment of (i) principal and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) owing by the Assignors under the Secured Debt Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, repurchase, redemption or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy,

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insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Assignors to the Trustee, or that are otherwise payable to the Trustee, under the Secured Debt Documents and
(b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Assignors under or pursuant to the Secured Debt Documents.

         "Permitted Liens" is defined in the Indenture.

         "Real Property" means all real property now owned or hereafter acquired by any Assignor, including, without limitation, the real property more particularly described in Exhibit A of that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date herewith, among the Company, as Trustor, to National City Bank, as Trustee, for the benefit of National City Bank, as Collateral Agent, for the benefit of the Trustee.

         "Satisfaction Date" means the date on which all Obligations have been irrevocably paid in full or otherwise satisfied.

         "Secured Debt Documents" means the Security Documents, the Indenture and the Notes.

         "Security Documents" is defined in the Indenture.

         "Security Agreement" means each of this Agreement and any other agreement pursuant to which one or more Assignors grants a security interest to the Collateral Agent for the benefit of the Trustee.

         "Trustee" is defined in the preamble.

         SECTION 1.2 Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the Uniform Commercial Code from time to time in effect in the State of New York (the "U.C.C.") are used in this Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II
                                SECURITY INTEREST

         SECTION 2.1 Grant of Security. Each Assignor hereby assigns, pledges, hypothecates, charges, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of the Holders and hereby grants to the Collateral Agent for its benefit and the ratable benefit of the Holders a continuing first priority (subject only to Permitted Liens existing on the Issue Date and Certain Permitted Liens) security interest in all of the following, whether now owned or hereafter acquired (collectively, the "Collateral"):

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                  (a)      the Real Property, buildings, structures and other
         improvements to any of the foregoing of the Assignors and to the extent any of the following items of property constitute fixtures and/or Equipment under applicable laws, all fixtures, fittings, appliances, apparatus, Equipment, machinery, building and construction materials and all other articles of every kind and nature whatsoever (other than Inventory (as defined in the UCC) and other current assets) and all replacements thereof and additions, enhancements or upgrades thereto, now or hereafter affixed or attached to, placed upon or located on or in the Real Property or any buildings, structures and other improvements located thereon, the Material Patents, the Material Trade Secrets and the Material Contracts;

                  (b) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clause (a) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral); provided, however, that in no event shall the Collateral include any products, offsprings, rents, issues, profits, returns, income or proceeds that constitute Credit Agreement Collateral under section 2.1(c) of the Intercreditor Agreement.

Notwithstanding the foregoing, "Collateral" shall not include any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained. Each Assignor agrees to use its best efforts to obtain any such required consent with respect to any material item of Collateral.

         SECTION 2.2 Security for Obligations. This Agreement secures the payment in full in cash and the performance of all Obligations.

         SECTION 2.3 Continuing Security Interest. This Agreement shall create a continuing first priority (subject only to Permitted Liens existing on the Issue Date and Certain Permitted Liens) security interest in the Collateral and shall:

                  (a) remain in full force and effect until the satisfaction of all Obligations;

                  (b) be binding upon each Assignor, its successors, transferees and assigns; and

                  (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Trustee and the Holders.

         SECTION 2.4 Assignor Remains Liable. Anything herein to the contrary notwithstanding;

                  (a) each Assignor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

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                  (b)      the exercise by the Collateral Agent of any of its
         rights hereunder will not release any Assignor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

                  (c) neither the Collateral Agent nor any Holder will have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor will the Collateral Agent or any other Collateral Agent or any Holder be obligated to perform any of the obligations or duties of any Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 2.5 Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of each Assignor hereunder, shall be absolute and unconditional, irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or this Agreement;

                  (b)      the failure of the Collateral Agent or any Holder

                           (i) to assert any claim or demand or to enforce any right or remedy against the Assignors or any other Person under the provisions of the Indenture or this Agreement or otherwise or

                           (ii) to exercise any right or remedy against any guarantor of, or Collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligations;

                  (d) any redaction, limitation, impairment or termination of any Obligations for any reason (other than the repayment in full and in cash of all Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Assignor hereby waives any right to or claim of) any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any of the terms of the Indenture or this Agreement;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty for any of the Obligations; or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Assignor, any surety or any guarantor.

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         SECTION 2.6       Postponement of Subrogation, etc. Each Assignor
hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the Satisfaction Date. Any amount paid to any Assignor hereunder prior to the Satisfaction Date shall be held in trust for the benefit of the Collateral Agent and the Holders and shall immediately be paid to the Collateral Agent for the benefit of the Holders and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of Section 6.1 hereof; provided, however, that if:

                  (a) such Assignor has made payment to the Collateral Agent of all or any part of the Obligations: and

                  (b)      the Satisfaction Date has occurred,

the Collateral Agent, on behalf of the Holders agrees that, at the requesting Assignor's request, the Collateral Agent, on behalf of the Collateral Agent and the Holders will execute and deliver to such Assignor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Assignor of an interest in the Obligations resulting from such payment by such Assignor. In furtherance of the foregoing, prior to the Satisfaction Date, each Assignor shall refrain from taking any action or commencing any proceeding against any Assignor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Agreement to the Collateral Agent or Holders.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Representations and Warranties. Except as disclosed on Schedule I attached hereto, each Assignor represents and warrants to the Collateral Agent and the Holders as set forth in this Article III.

         SECTION 3.2 Ownership, No Liens, etc. Each Assignor owns its Collateral free and clear of any Lien, except for the Lien in favor of the Collateral Agent and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Agreement or as have been filed in connection with Permitted Liens.

         SECTION 3.3 Validity, etc. This Agreement creates a valid continuing first priority (subject only to Permitted Liens existing on the Issue Date and Certain Permitted Liens) security interest in the Collateral securing the payment in full in cash and performance of the Obligations, and the Assignors will at all times cause the security interests granted pursuant to this Agreement to constitute valid perfected continuing first priority (subject only to Permitted Liens existing on the Issue Date and Certain Permitted Liens) security interest in the Collateral, enforceable as such against all creditors of the Assignors and (except as otherwise specifically provided herein) any Persons purporting to purchase any Collateral from the Assignors. Each Assignor will, promptly upon request by Collateral Agent, execute and deliver or cause to be executed and

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delivered, or use its best efforts to procure, tax stamps, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Collateral Agent, and take any other actions that are necessary or, in the reasonable opinion of Collateral Agent, desirable to perfect, continue the perfection of, or protect the continuing first priority (subject only to Permitted Liens existing on the Issue Date and Certain Permitted Liens) security interest of the Collateral Agent in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, to enable the Collateral Agent to exercise or enforce its rights and remedies hereunder, or otherwise to effect the purposes of this Agreement. Each Assignor also hereby authorizes the Collateral Agent to file any financing or continuation statements with respect to the Collateral without the signature of such Assignor to the extent permitted by applicable law. The Assignors will pay all costs incurred in connection with any of the foregoing.

         SECTION 3.4 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no material authorization, material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body is required either
(a) for the grant by any of the Assignors of the security interest granted hereby, the pledge by any of the Assignors of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by any of the Assignors or (b) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

         SECTION 3.5 Compliance with Laws. Each Assignor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every Governmental Authority, the non-compliance with which could reasonably be expected to have a material adverse effect or which could reasonably be expected to materially adversely affect the value of the Collateral.

         SECTION 3.6 Location of Collateral, etc. All of the Equipment is located at the address of the Real Property.

         SECTION 3.7 Material Patents. None of the Assignors has any Material Patents.

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1       Equipment. Each Assignor hereby agrees that it shall:

                  (a) keep all the Equipment at the places therefor specified in Section 3.6. or, upon 30 days prior written notice to the Collateral Agent, at such other places in a jurisdiction where all representations and warranties set forth in Article III shall be true and correct in all material respects, and all action required pursuant to the first sentence of Section 4.2 shall have been taken with respect to the Equipment;

                  (b) cause the Equipment to be maintained and preserved in good repair, ordinary wear and tear excepted, and in all material respects in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment that is material to the operations of any of the Assignors, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs,

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         replacements, and other improvements in connection therewith which are reasonably necessary to such end; and

                  (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Equipment, except to the extent the validity thereof is being contested in good faith by appropriate proceedings.

         SECTION 4.2 Further Assurances. etc. Each Assignor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, preserve, protect and record any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Assignor will:

                  (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby; and

                  (b) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

         SECTION 4.3 Material Patents. Each Assignor agrees that if it develops or otherwise acquires any Material Patents, such Assignor shall take such actions and execute and deliver such documents and instruments as may be required or necessary to grant to the Collateral Agent for its benefit and the ratable benefit of the Holders a first priority (subject only to Permitted Liens existing on the date of the grant of such security interests and Certain Permitted Liens) security interest in such Material Patents, including promptly executing and delivering to the Collateral Agent a Patent and Security Agreement substantially in the form of Exhibit A attached hereto.

With respect to the foregoing and the grant of the security interest hereunder, each Assignor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Assignor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                   ARTICLE V
                   THE COLLATERAL AGENT; RECOURSE OF TRUSTEE;
                                 ACTS OF TRUSTEE

         SECTION 5.1 Collateral Agent Appointed Attorney-in-Fact. Each Assignor hereby irrevocably appoints the Collateral Agent as such Assignor's attorney-in-fact, with full authority

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to act in the name, place and stead of the Assignor or in its own name, from time to time in the Collateral Agent's discretion, to take, upon the occurrence and during the continuance of an Actionable Default, any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise and receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable to protect and preserve the Collateral or for the collection of any of the Collateral or otherwise to enforce the rights and remedies of the Collateral Agent with respect to any of the Collateral thereunder or otherwise; and

                  (d) to perform the affirmative obligations of such Assignor hereunder (including all obligations of such Assignor pursuant to Section 4.2).

         SECTION 5.2 Authority of Collateral Agent. The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

         Each Assignor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent, the Trustee and the Holders, be governed by this Agreement, the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Assignors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Trustee and the Holders with full and valid authority so to act or refrain from acting, and the Assignors shall not be obligated or entitled to make any inquiry respecting such authority.

         SECTION 5.3 Appointment of Collateral Agent; Resignation or Removal of the Collateral Agent.

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                  (a)      The Trustee, acting on behalf of the Holders,
         pursuant to the Indenture, hereby appoints National City Bank to act as Collateral Agent pursuant to the terms of this Agreement. The relationship between the Collateral Agent and the Trustee, on behalf of the Holders, is and shall be that of agent and principal only, and nothing contained in this Agreement shall be construed to constitute the Collateral Agent, as such, as a trustee for the Trustee or any Holder.

                  (b) Until such time as the Obligations shall have been paid in full, the Collateral Agent may at any time, by giving written notice to the Assignors, the Trustee and the Holders, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. As promptly as practicable after the giving of any such notice, the Trustee (if the Trustee is not then acting as the Collateral Agent hereunder) or if the Trustee and the Collateral Agent are the same person or entity, the Holders shall appoint a successor Collateral Agent, which successor Collateral Agent shall be reasonably acceptable to the Company. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 90 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor shall have been appointed as provided in this Section 5.3. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Holders, as provided in this Section 5.3. Any Collateral Agent that has resigned shall be entitled to fees, costs and expenses to the extent incurred or arising, or relating to events occurring, before its resignation or removal.

         SECTION 5.4 Release; Termination of Agreement. (a) This Agreement shall terminate upon the earlier to occur of (i) the Satisfaction Date, (ii) the latest of (x) the day of the Legal Defeasance of all of the Obligations owing to the Holders pursuant to Section 8.02 of the Indenture (other than those surviving Obligations owing to the Holders specified therein); and (y) the date of payment in full of all Obligations, and (iii) the later of (x) such other termination date as is provided in the Indenture and (y) the date of payment in full of all Obligations. At such time, the Collateral Agent shall, at the request of the Assignors, reassign and redeliver to the Assignors all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, except as to the absence of any prior assignments by the Collateral Agent of its interest in the Collateral, and shall be at the expense of the Assignors.

                  (b) Each of the Assignors agree that they will not, except as permitted by the Indenture, sell or dispose of, or grant any option or warrant with respect to, any of the Collateral; provided, however, that if any Assignor shall sell any of the Collateral in accordance with the terms of the Indenture, the Collateral Agent shall, at the request of the Assignors and subject to requirements of Section
         10.03 of the Indenture, release the Collateral subject to such sale free and clear of the Lien under this Agreement.

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                  (c)      Trust Indenture Act Compliance. Notwithstanding the
         foregoing provisions of this Section 5.4, the Collateral Agent is not authorized to release any Collateral or to provide any such release or termination statement unless the Collateral Agent shall have received a certificate from the Company certifying that all documentation required by Section 314(d) of the Trust Indenture Act of 1939, as amended, in connection with such release has been duly furnished to the Trustee in accordance with Section 10.04 of each of the Indenture.

         SECTION 5.5 Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect the interest of the Trustee (on behalf of the Holders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for:

                  (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any investment property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters; or

                  (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.6 Action Under Agreement. The Collateral Agent shall not be obligated to take any action under this Agreement except for the performance of such duties as are specifically set forth herein. The Collateral Agent shall take any action hereunder which is requested by the Trustee and which is not inconsistent with or contrary to the provisions of this Agreement or the Indenture; provided, that the Collateral Agent shall not amend or waive any provision of this Agreement except in accordance with Section 8.2 hereof. At any time when a Notice of Actionable Default shall have been given and shall be outstanding, the Collateral Agent shall exercise or refrain from exercising all such rights, powers and remedies as shall be available to it hereunder in accordance with any written instructions received from the Trustee. The Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent, being advised by counsel, determines that the directed action is not permitted by the terms of this Agreement or the Indenture, may not lawfully be taken or would involve it in personal liability, and the Collateral Agent shall not be required to take any such action unless any indemnity which is required hereunder in respect of such action has been provided. The Collateral Agent may rely on any such direction given to it by the Trustee and shall be fully protected, and shall under no circumstances (absent the gross negligence and willful misconduct of the Collateral Agent) be liable to any of the Assignors, any of the Holders or any other Person for taking or refraining from taking action in accordance therewith. Absent written instructions from the Trustee (a) at a time when a Notice of Actionable Default shall be outstanding or (b) in the case of an emergency in order to protect any of the Collateral, the Collateral Agent may take, but shall have no obligation to take, any and all such actions hereunder or otherwise as it shall deem to be in the best interests of the Trustee. Except as provided in the preceding sentence, in the absence of written instructions (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the Trustee, the Collateral Agent shall not exercise remedies available to it hereunder with respect to the Collateral or any part thereof.

         SECTION 5.7 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Trustee or any Assignor reasonably requests in writing from time to time, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. If an Actionable Default has occurred and is continuing, the Collateral Agent shall not be required to comply with any request of the Assignors with respect to the matters described in this Section 5.7.

         SECTION 5.8 Recourse of Trustee; Other Collateral. The Trustee acknowledges and agrees that (a) it shall only have recourse to the Collateral through the Collateral Agent and that it shall have no independent recourse to the Collateral, and (b) the Collateral Agent shall have no obligation to take any action, or refrain from taking any action, except upon instructions from the Trustee in accordance with Section 5.9 hereof. Nothing contained herein shall restrict the rights of the Trustee to pursue remedies, by proceedings in law and equity, to collect principal of or interest on the Notes or to enforce the performance of and provisions of the Indenture, to the extent that such remedies do not relate to the Collateral or interfere with the Collateral Agent's right to take action hereunder.

         SECTION 5.9 Acts of Trustee. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Trustee may be and, at the request of the Collateral Agent, shall be embodied in and evidenced by one or more instruments satisfactory in form to the Collateral Agent and signed by or on behalf of the Trustee and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Collateral Agent. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. The Collateral Agent shall be entitled to rely absolutely upon an Act of the Trustee if such Act purports to be taken by or on behalf of the Trustee, and nothing in this Section 5.9 or elsewhere in this Agreement shall be construed to require the Trustee to demonstrate that it has been authorized by the Holders to take any action which it purports to be taking, the Collateral Agent being entitled to rely conclusively, and being fully protected in so relying, on any Act of the Trustee.

         SECTION 5.10 Notices to the Trustee and the Assignors. The Collateral Agent shall within five (5) business days following receipt thereof furnish to the Trustee and the Assignors:

                  (a) a copy of each Notice of Actionable Default received by the Collateral Agent;

                  (b) a copy of each certificate received by the Collateral Agent rescinding a Notice of Actionable Default;

                  (c) written notice of any release or subordination by the Collateral Agent of any Collateral; and

                  (d) such other notices required by the terms of this Agreement to be furnished by the Collateral Agent.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1 Certain Remedies. If any Actionable Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

                           (i) require each Assignor to, and each Assignor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties, and

                           (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Assignor agrees that, to the extent notice of sale shall be required by law, at least ten days prior notice to such Assignor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of such Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Collateral Agent against all or any part of the Obligations as follows:

                           (i) first, to the payment of any amounts payable to the Collateral Agent pursuant to Section 6.3 or any other Security Agreement;

                           (ii) second, to the equal and ratable payment of any Obligations owing to the Holders which are owed to the Trustee or any Holder pursuant to the Indenture, applied

                                    (A)      first to fees and expense
                           reimbursements then due to the Trustee;

                                    (B)      then to interest due to the
                           Trustee;

                                    (C)      then to pay the remaining
                           outstanding Obligations owing to the Holders;

                           (iii) third, to be held as additional collateral security until the Satisfaction Date, after which such remaining cash proceeds shall be paid over to the applicable Assignor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c)      The Collateral Agent may:

                           (i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

                           (ii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iii)    take control of any proceeds of the
                  Collateral, and

                           (iv) execute (in the name, place and stead of such Assignor), assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2 Compliance with Restrictions. Each Assignor agrees that in any sale of any of the Collateral whenever an Actionable Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Assignor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Assignor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.3 Indemnity and Expenses. Each Assignor hereby jointly and severally indemnifies and holds harmless the Collateral Agent from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or willful misconduct and each Assignor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur, in each case, in connection with:

                  (a)      the administration of this Agreement;

                  (b) the custody, preservation, use, or operation of or the sale of, collection from, or other realization upon, any of the Collateral;

                  (c) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or

                  (d) the failure by any Assignor to perform or observe any of the provisions hereof.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 Security Agreement. This Agreement is a Security Agreement executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2 Amendments, etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Trustee or any Assignor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Trustee and each Assignor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 7.3 Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which each Assignor agrees hereunder to perform and which such Assignor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Actionable Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and addressed, delivered or transmitted, if to any Assignor, at the address or facsimile number of the Company provided for in the Indenture, if to the Collateral Agent, at the following address or facsimile number: (317) 267-7658, and if to the Trustee, at the address or facsimile number provided for in the Indenture, or to such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this
Section 7.4. Any notice, (a) if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received, or (b) if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

         SECTION 7.5 Headings. The various headings of this Agreement are inserted for convenience only, and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         SECTION 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 7.7 Counterparts; Effectiveness. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Agreement shall become effective as of the date first above written and be binding upon an Assignor when a counterpart hereof executed on behalf of such Assignor shall have been received by the Collateral Agent.

         SECTION 7.8 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING THE LAW OF CONFLICTS EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, each Assignor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    STERLING CHEMICALS, INC.

                                    By _________________________________________
                                             Title

                                    STERLING CHEMICALS ENERGY, INC.

                                    By _________________________________________
                                             Title

                                    NATIONAL CITY BANK, as Collateral Agent
                                    and Trustee

                                    By _________________________________________
                                             Title

                                                                  EXECUTION COPY

EXHIBIT A TO SECURITY AGREEMENT

                        FORM OF PATENT SECURITY AGREEMENT

         This PATENT SECURITY AGREEMENT (this "Patent Security Agreement"), dated as of _________, 200[ ], is made by [STERLING CHEMICALS, INC., a Delaware corporation, and STERLING CHEMICALS ENERGY, INC., a Delaware corporation] (individually referred to as an "Assignor", and collectively referred to as the "Assignors"), and NATIONAL CITY BANK, as Collateral Agent.

                                   WITNESSETH:

         WHEREAS, Sterling Chemicals, Inc, Sterling Chemicals Energy, Inc. and the Collateral Agent, as Collateral Agent, have entered into that certain Security Agreement, dated December 19, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"), the terms of which require that the Assignor (i) pledge to the Collateral Agent for the benefit of the Holders (as defined in the Agreement), and grant to the Collateral Agent for the ratable benefit of the Holders a continuing first priority security interest in the Collateral (as defined herein) and (ii) execute and deliver this Patent Security Agreement in order to secure the payment in full in cash and performance by the Assignor of all of its Obligations (as defined in the Agreement);

         WHEREAS, pursuant to Section 4.3 of the Agreement, each Assignor agreed to grant a security interest in any Material Patents it may develop or otherwise acquire;

         NOW, THEREFORE, in consideration of the premises, the Assignor hereby agrees with the Collateral Agent for its benefit and the benefit of the Holders as follows:

         SECTION l.        Definitions. Unless otherwise defined herein or the
context otherwise requires, terms used in this Patent Security Agreement, including its preamble and recitals, have the meanings provided (or incorporated by reference) in the Agreement.

         SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the payment in full in cash and the performance of all of the Obligations, each Assignor does hereby pledge and hypothecate to the Collateral Agent, and grant to the Collateral Agent a continuing first priority security interest in, in each case subject only to Permitted Liens existing on the date hereof and Certain Permitted Liens, for its benefit and the benefit of each Holder, all of Assignors right, title and interest in and to the following Material Patents (as that term is defined in the Agreement) (the "Patent Collateral"), whether now owned or hereafter acquired or existing by it:

                  (a) all patentable inventions and all letters patent and applications for letters patent listed in Item A of Schedule I attached hereto and all inventions and improvements described and claimed therein;

                  (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

                  (c)      all patent licenses referred to in Item B of
         Schedule I attached hereto whether Assignor is a licensor or licensee; and

                  (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements or misappropriations of any invention, patent or patent application, referred to in clauses (a) or (b) above, and for breach or enforcement of any patent license referred to in clause (c) above.

         SECTION 3. Representations and Warranties. Except as disclosed on Schedule I attached hereto, each Assignor represents and warrants as to itself and its Patent Collateral as follows:

                  (a) Such Assignor has made all necessary filings and recordations to protect, maintain and record its interest in the patents and patent applications set forth in Schedule I, including, without limitation, all necessary filings and recordations in the United States Patent and Trademark Office.

                  (b)      Each patent and patent application set forth in
         Schedule I that is owned by such Assignor is subsisting and has not been adjudged invalid, unpatentable or unenforceable, in whole or in part, and, to such Assignor's knowledge, each such patent is valid, subsisting and enforceable and each such patent application is believed to be patentable. Each license identified in Schedule I is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to such Assignor's knowledge, is valid and enforceable. Such Assignor has notified the Collateral Agent in writing of all facts concerning any item of Patent Collateral of which such Assignor is aware which could reasonably be expected to lead to such item becoming invalid or unenforceable.

                  (c) Such Assignor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or encumbrance of any of the Patent Collateral that has not been terminated or released. Such Assignor has not granted any license (other than those listed on Schedule I hereto), shop right, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Patent Collateral.

                  (d) Except for the licenses listed on Schedule I hereto, such Assignor has no knowledge of the existence of any right or any claim that is likely to be made under any item of Patent Collateral contained on Schedule I.

                  (e) No claim has been made and is continuing against such Assignor or, to such Assignor's knowledge, threatened that any Patent Collateral is invalid or unenforceable or that the use by such Assignor of any product or process claimed in any Patent Collateral owned by such Assignor does or may violate the rights of any person. To such Assignor's knowledge, there is currently no infringement or unauthorized use of any Patent Collateral contained on Schedule I.

                  (f) Such Assignor has no knowledge of the existence of any patent or license agreement held or claimed by any other person that would preclude such Assignor from distributing, marketing, selling or providing any product sold or provided by it, as the case may be, under or in connection with any of the Patent Collateral (except, in each case, to the extent that such Assignor has granted an exclusive license to another person), or that would interfere with the ability of such Assignor to carry on its business as currently carried on, and such Assignor has no knowledge of any claim that is likely to be made that if upheld would preclude or interfere with the business of such Assignor as currently carried on under any of the Patent Collateral.

         SECTION 4.        Further Assurances.

                  (a) In accordance with Section 4.3 of the Agreement, each Assignor agrees that, should it obtain an ownership interest in any patent, patent application or patent license which is not now a part of the Patent Collateral, (i) the provisions of Section 2 hereof shall automatically apply thereto, (ii) any such patent, patent application or patent license shall automatically become part of the Patent Collateral, and (iii) with respect to any ownership interest in any patent, patent application or patent license that such Assignor should obtain, it shall give prompt written notice thereof to the Collateral Agent. Each Assignor authorizes the Collateral Agent to modify this Agreement by amending Schedule I (and will cooperate reasonably with the Collateral Agent in effecting any such amendment) to include any patent, patent application or patent license which becomes part of the Patent Collateral under this Section 4(a).

                  (b) With respect to each patent, patent application and license included in the Patent Collateral, each Assignor agrees, subject to the last sentence of this subsection (b), to take all commercially reasonable steps, including, without limitation, in the United States Patent and Trademark Office or in any court, to (i) maintain each such patent, patent application and license, and (ii) prosecute each such patent application, now or hereafter included in the Patent Collateral, including, without limitation, the filing of divisional, continuation, and continuation-in-part applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, infringement and misappropriation proceedings. Each Assignor agrees to take corresponding steps with respect to each new or acquired patent, patent application or license which it is now or later becomes entitled for which such Assignor has determined in its reasonable business judgment to be desirable in connection with its operations. Any expenses incurred in connection with such activities shall be borne by such Assignor. Such Assignor shall not knowingly abandon any right to file any patent application, or abandon any patent pending application or patent included in the Patent Collateral, without the written consent of the Collateral Agent, unless such Assignor shall have determined in its reasonable business judgment that it is no longer desirable to maintain such right, application or patent in connection with the conduct of such Assignor's business and that the loss thereof will not have a material adverse impact on such Assignor's business, in which case, such Assignor will give written notice of any such abandonment to the Collateral Agent within 90 days after such abandonment.

                  (c) Each Assignor agrees to notify the Collateral Agent promptly and in writing if it learns (i) that any item of the Patent Collateral contained on Schedule I may be determined to have become abandoned or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of the Patent Collateral, unless such Assignor shall have determined in its reasonable business judgment that such abandonment or determination will not have a material adverse impact on such Assignor's business.

                  (d) In the event that any Assignor becomes aware that any item of the Patent Collateral is infringed or misappropriated by a third party, such Assignor shall promptly notify the Collateral Agent and shall take such actions as such Assignor deems appropriate under the circumstances to protect such Patent Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by such Assignor.

                  (e) Each Assignor shall to the extent it deems reasonable in its business judgment mark its products with the numbers of the appropriate Patents contained in Schedule I or the designation "patent pending," as the case may be.

         SECTION 5. Security Agreement. This Patent Security Agreement has been executed and delivered by the Assignor for the purpose of recording the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the benefit of each Holder. The Agreement (and all rights and remedies of the Collateral Agent and each Holder thereunder) shall remain in full force and effect in accordance with its terms.

         SECTION 6. Release of Security Interest. Upon the earliest to occur of (i) the sale, transfer or other disposition of any Patent Collateral in accordance with the terms of the Indenture, (ii) the later of (x) the day of the Legal Defeasance of all Obligations owing to the Holders pursuant to Section
8.02 of the Indenture (other than those surviving Obligations owing to the Holders specified therein) and (y) the date of payment in full of all Obligations, (iii) the Satisfaction Date and (iv) the later of (x) such other termination date as is provided in the Indenture and (y) the date of payment in full of all Obligations, the Collateral Agent shall, subject to the requirements of Section 10.03 of the Indenture, upon the request of an Assignor and at such Assignor's expense, execute and deliver to such Assignor all instruments and other documents as may be necessary or proper to release the Lien on the Patent Collateral which has been granted hereunder.

         SECTION 7. Acknowledgment. Each Assignor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Lien on the Patent Collateral granted hereby are more fully set forth in the Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

         SECTION 8.        The Indenture or any other Security Agreement, etc.
This Patent Security Agreement is a Security Agreement executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

         SECTION 9. Counterparts. This Patent Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which shall constitute together but one and the same agreement. This Patent Security Agreement shall become effective and binding as of the date first above written when a counterpart hereof executed on behalf of such Assignor shall have been received by the Collateral Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ASSIGNOR:

                                    [STERLING CHEMICALS, INC.]

                                    By: ________________________________________
                                    Title: _____________________________________

                                    [STERLING CHEMICALS ENERGY, INC.]

                                    By: ________________________________________
                                    Title: _____________________________________

                                   SCHEDULE I
                              TO SECURITY AGREEMENT

([NAME OF ASSIGNOR])

Item A. Patents

Issued Patents
                Patent No.   Issue Date   Inventor(s)   Title

Pending Patent Applications
                Serial No.   Filing Date  Inventor(s)   Title

Item B. Patent Licenses
                                          Effective     Expiration     Subject
                Licensor     Licensee     Date          Date           Matter